Exhibit 99.1

Cardinal Midstream, LLC and Subsidiaries

Unaudited Consolidated Financial Statements

as of September 30, 2012 and December 31, 2011, and for the Nine Months Ended

September 30, 2012 and 2011

1

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011

REVENUES:
Product sales	$5,656,088	$4,096,353
Service-based revenues	26,235,015	18,008,476
Other revenues	343,406
Related-party revenues	12,527,236	3,638,360

Total revenues	44,761,745	25,743,189

EXPENSES:
Operating and maintenance	12,228,748	7,395,869
General and administrative	4,023,795	3,139,973
Provision for doubtful accounts	(148,985)
Transaction expenses	207,555	8,947
Loss on asset disposition	263,353	1,550,275
Depreciation and amortization	12,986,580	10,018,894

Total operating costs and expenses	29,561,046	22,113,958

OPERATING INCOME	15,200,699	3,629,231

NONOPERATING INCOME	2,011,369	9,591

INTEREST EXPENSE	(2,487,040)	(2,281,027)

INCOME BEFORE TAXES	14,725,028	1,357,795

INCOME TAX BENEFIT (EXPENSE)	199,467	(1,004,334)

NET INCOME	14,924,495	353,461

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,077,669	(1,806,598)

NET INCOME ATTRIBUTABLE TO CARDINAL MIDSTREAM, LLC	$13,846,826	$2,160,059

See notes to unaudited consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

	September 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS:
Cash	$3,944,889	$4,960,019
Trade accounts receivable — net of allowance for doubtful accounts of $0 and $148,985 as of September 30, 2012 and December 31, 2011	19,083,701	21,902,533
Related-party receivables		265,998
Other receivables	27,135	462,118
Prepaid expenses and other current assets	471,366	982,894

Total current assets	23,527,091	28,573,562

PROPERTY, PLANT, AND EQUIPMENT — Net	230,499,875	227,667,019

GOODWILL	103,219,927	103,219,927

INTANGIBLE ASSETS — Net	64,982,458	67,677,583

OTHER ASSETS	2,469,470	2,788,151

TOTAL ASSETS	$424,698,821	$429,926,242

LIABILITIES AND MEMBERS’ INTEREST

CURRENT LIABILITIES:
Trade accounts payable	$7,835,656	$15,076,226
Related-party accounts payable	8,342,703	10,909,805
Current portion of long-term debt	9,143,750	6,650,000
Other accounts payable and accrued liabilities	2,436,925	11,207,751

Total current liabilities	27,759,034	43,843,782

LONG-TERM LIABILITIES:
Long-term debt	64,368,750	65,850,000
Other long-term liabilities	1,064,287	1,213,227
Deferred income taxes — net	32,230,138	32,429,605
Deferred credits	159,806	197,317

Total long-term liabilities	97,822,981	99,690,149

Total liabilities	125,582,015	143,533,931

COMMITMENTS AND CONTINGENCIES (Note 9)

MEMBERS’ INTEREST	275,128,020	261,281,194

NONCONTROLLING INTEREST	23,988,786	25,111,117

TOTAL LIABILITIES, MEMBERS’ INTEREST AND NONCONTROLLING INTEREST	$424,698,821	$429,926,242

See notes to unaudited consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF MEMBERS’ INTEREST

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	Cardinal Midstream, LLC	Noncontrolling Interest	Total

BALANCE — January 1, 2011	$238,154,360	$26,227,123	$264,381,483

Contributions from members — net	19,574,398		19,574,398

Distributions to noncontrolling interest		(300,000)	(300,000)

Net income (loss)	2,160,059	(1,806,598)	353,461

BALANCE — September 30, 2011	$259,888,817	$24,120,525	$284,009,342

BALANCE — January 1, 2012	$261,281,194	$25,111,117	$286,392,311

Contributions from members — net			—

Distributions to noncontrolling interest		(2,200,000)	(2,200,000)

Net income	13,846,826	1,077,669	14,924,495

BALANCE — September 30, 2012	$275,128,020	$23,988,786	$299,116,806

See notes to unaudited consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,924,495	$353,461
Adjustments to reconcile net income:
Depreciation and amortization	13,266,840	10,375,136
Deferred tax assets and liabilities	(199,467)	694,312
Casualty loss (recovery)	(177,435)	1,550,275
Nonoperating gain on sale of contract	(1,994,088)
Changes in current assets and liabilities:
Accounts receivable — trade and other	2,853,815	(4,588,281)
Accounts receivable — related parties	265,998
Prepaid expenses and other current assets	511,531	541,592
Accounts payable — trade	1,573,714	1,963,910
Accounts payable — related parties	(2,567,102)	3,032,340
Other accounts payable and accrued liabilities	343,272	(215,348)

Net cash provided by operating activities	28,801,573	13,707,397

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(36,605,628)	(41,249,250)
Proceeds from contract sale — net of expenses	8,069,088
Insurance proceeds from casualty loss	577,435	416,650

Net cash used in investing activities	(27,959,105)	(40,832,600)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from members — net		19,574,398
Distributions to noncontrolling interest	(2,200,000)	(300,000)
Term loan repayments	(4,987,500)
Revolving loan repayments	(19,000,000)	(3,000,000)
Revolver loan borrowings	25,000,000	7,000,000
Loan origination fees		(90,126)
Capital lease obligations	(183,018)	202,888
Financing of insurance premiums — net	(487,080)	(366,524)

Net cash (used in) provided by financing activities	(1,857,598)	23,020,636

NET (DECREASE) IN CASH	(1,015,130)	(4,104,567)

CASH BALANCE — Beginning of period	4,960,019	8,866,000

CASH BALANCE — End of period	$3,944,889	$4,761,433

SUPPLEMENTAL DISCLOSURES:
Interest paid	$2,398,399	$1,908,392

Taxes paid	$70,000	$315,318

Capital expenditure payables (end-of-period accruals)	$991,164	$3,957,776

Assets acquired under capital leases	$32,855	$569,877

See notes to unaudited consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011, AND FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business — Cardinal Midstream, LLC and subsidiaries (the “Company”), a Delaware limited liability company, was formed and began operations on September 3, 2008. The Company’s business strategy is to build a natural gas midstream business focused on gathering, transportation, processing, and treating assets. The Company is owned by affiliates of EnCap Investments, L.P. and Cardinal Midstream Management, LLC (CMM).

Basis of Presentation — The accompanying unaudited consolidated financial statements include the assets, liabilities, and results of operations of the Company and its wholly owned and majority-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and on the same basis as the audited financial statements included in our 2011 annual report. The Company is funded through capital contributions from EnCap and CMM and through debt financing. All intercompany transactions have been eliminated upon consolidation. The Company consolidates its majority-owned subsidiary, Centrahoma Processing, LLC (“Centrahoma”), and has determined that it is not a variable interest entity. Subsequent events have been evaluated through February 27, 2013, the date these unaudited consolidated financial statements were available to be issued.

Use of Estimates — The unaudited consolidated financial statements have been prepared in conformity with GAAP which necessarily includes the use of estimates and assumptions about future events that may affect the reporting of assets and liabilities at the consolidated balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents — Cash and cash equivalents include temporary cash investments with original maturities of three months or less. For its wholly owned subsidiaries, the Company’s cash is centrally managed by Cardinal Midstream, LLC. A separate bank account is maintained for the purpose of managing the cash of Centrahoma in which the Company owns a 60 percent interest. The Company maintains its cash and cash equivalent balances with a major financial institution.

Trade Accounts Receivable — The Company records trade accounts receivable upon invoicing producers for services performed and upon settling the amounts of natural gas liquids (NGLs) delivered for fractionation. Invoices are normally rendered within 30 days following the end of the production month and have terms requiring receipt of payment within 30 days of the invoice date. The Company has experienced minimal bad debt expense and evaluates its receivables for collectability on a case-by-case basis.

Property, Plant, and Equipment — Property, plant, and equipment is recorded at historical cost of construction or, upon acquisition, the fair value of the assets acquired. Sales or retirements of assets, along with the related accumulated depreciation, are removed from the accounts. The Company assesses long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts exceed the fair value of the assets. During the nine months ended September 30, 2012 and 2011, no impairments were recorded.

Asset Retirement Obligations — Accounting standards related to asset retirement obligations require the Company to evaluate whether any future asset retirement obligation existed as of September 30, 2012 and December 31, 2011, and whether the expected retirement date of the related costs of retirement can be estimated. In the Company’s judgment, the timing and cost of any future asset retirement obligation cannot be determined as of September 30, 2012 and December 31, 2011.

Goodwill — Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination. Goodwill is not amortized, but is tested for impairment annually based on the carrying values as of October 31, or more frequently if impairment indicators arise that suggest the carrying value of goodwill may not be recovered. Impairment occurs when the carrying amount of a reporting unit exceeds its fair value. At the time it is determined that an impairment has occurred, the carrying value of the goodwill is written down to its fair value. To estimate the fair value of the reporting units, the Company makes estimates and judgments about future cash flows, as well as revenues, cost of sales, operating expenses, capital expenditures, and net working capital based on assumptions that are consistent with the Company’s most recent forecast. The Company has not recognized any impairment of goodwill during the nine months ended September 30, 2012 and 2011.

Other Assets — The Company’s other assets include loan origination fees of $889,798 and $1,208,475, net of accumulated amortization, as of September 30, 2012 and December 31, 2011, respectively, and NGL line pack of $1,540,402 as of September 30, 2012 and December 31, 2011, representing a security deposit contained in a pipeline owned by a third-party provider of transportation services. During the term of the 10-year transportation contract, these volumes provide the fractionator a reserve which can be used in the event that operational disruptions result in the Company’s inability to deliver predicted volumes.

Revenue Recognition — The Company earns revenue from natural gas processing, treating, and gathering services. Revenue associated with such services is recognized when the service is provided and collectability is reasonably assured.

The Company records revenues net, as an agent. The Company obtains access to unprocessed natural gas and provides services pursuant to fee-based contracts whereby the Company receives a fee based on the volume of natural gas processed. In addition, net proceeds from selling natural gas liquids are remitted back to gatherers/producers based on a contractual calculation of the liquids available for separation, as determined from an analysis of the raw natural gas received. To the extent that the Company’s plants produce a higher recovery of NGLs than required by the contract, the Company retains excess NGL volumes, the value of which is offset by the settlement of a residue gas imbalance with the producers. Because there can be differences in the price of NGLs and residue gas, the margin earned on excess NGL volumes is not directly dependent on the value of these products.

Depreciation and Amortization — Depreciation of gas plants and gathering systems is recorded on a straight-line basis over estimated useful lives of 15 to 20 years. Furniture and equipment is recorded on a straight-line basis over estimated depreciable lives of 3 to 5 years. Leasehold improvements are depreciated on a straight-line basis over the shorter of the estimated useful life or lease term (generally 5 years). Estimated depreciable lives are based on management’s estimates of the assets’ economic useful lives. Intangible assets are amortized on a straight-line basis over an estimated economic life of 20 years. Loan origination fees are amortized using the effective interest method over the life of the associated credit facility.

Income Taxes — The Company is generally not subject to income taxes, except as discussed below, because its income is taxed directly to its members. The Company is subject to the gross margin tax assessed by the state of Texas. In November 2010, the Company acquired a wholly owned subsidiary that is subject to income tax and provides for deferred income taxes using the asset and liability method. Accordingly, deferred taxes are recorded for differences between the tax and book basis that will reverse in future periods. The Company uses a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company has not recorded any uncertain tax positions meeting the more-likely-than-not criteria as of September 30, 2012.

Comprehensive Income (Loss) — Consolidated comprehensive income (loss) is the same as consolidated net income (loss) for all periods presented.

Fair Value of Financial Instruments — The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value due to their short-term maturities.

Accounting for Contingencies — The consolidated financial results of the Company may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. See Note 9 for a discussion of contingencies.

2.	ACQUISITIONS

On February 28, 2011, the Company acquired five treating plants in exchange for $9,800,124 cash and the assumption of $199,876 of customer deposit liabilities. The acquisition was funded by equity contributions. The plants have an aggregate of 520 gallons per minute (“GPM”) of amine treating capacity, of which 470 GPM of capacity was contracted to customers as of the acquisition date. The transaction was executed to add to the gas treating capacity and associated cash flows of the Company.

The following table sets forth the consideration paid for the business, the amount of expense related to completing the transaction, and the final allocation of the purchase price:

Consideration — cash	$9,800,124

Fair value of total consideration transferred	$9,800,124

Acquisition-related costs	$13,559

Recognized amounts of identifiable assets acquired and liabilities assumed:
Property, plant, and equipment	$10,000,000
Customer deposit liabilities	(199,876)

Total identifiable net assets	$9,800,124

3.	PROPERTY, PLANT, AND EQUIPMENT

The Company uses the straight-line method to depreciate property, plant, and equipment over estimated useful lives of 6 to 20 years for gas plants; 16 to 20 years for pipeline and gathering assets; 3 to 20 years for compressors; and 2 to 35 years for general assets. Expenditures for installation, major additions, overhauls, and improvements are capitalized to the extent that productive capacity is increased or the useful life of the asset is extended; while minor replacements, maintenance, and repairs are expensed as incurred. A gain or loss is recognized upon the sale or disposal of property and equipment. The following table sets forth depreciation expense for property, plant, and equipment:

	Unaudited
	For the Nine Months Ended September 30,
	2012	2011

Depreciation expense	$10,119,124	$6,993,569

Casualty Loss — On June 25, 2011, several components of the 100 gpm amine treating unit within the Atoka Plant were destroyed by fire. As a result of the fire, the Company derecognized gross property, plant, and equipment of $3,036,257 and the associated accumulated depreciation of $545,602. The Company received casualty insurance proceeds of $1,077,435 for this event.

At December 31, 2011, $500,000 of the anticipated insurance proceeds had been received, and $400,000 is presented on the unaudited consolidated balance sheet as “Other receivables.” In addition to writing off the asset, the Company incurred $43,090 of expenses to remove the damaged equipment. To replace the damaged unit, the Company installed a 50 gpm amine treating unit at a cost of $1,311,614, which is reflected in the unaudited consolidated balance sheet within “Property, plant, and equipment — net.”

During the nine months ended September 30, 2011, the casualty loss of $1,550,275, which includes the write-off of the equipment and the removal expenses, net of estimated insurance proceeds, is reported on the face of the unaudited consolidated statement of operations as “Loss on asset disposition.” During the nine months ended September 30, 2012, the Company received a final settlement of the property insurance claim that exceeded estimated proceeds by $177,435, which is reflected in “Loss on asset disposition.” In addition, the Company received $343,406 of business interruption insurance proceeds, which is reflected in “Other revenues” on the unaudited consolidated statement of operations.

The amounts of property, plant, and equipment by function as of September 30, 2012 and December 31, 2011, are as follows:

	Unaudited
	September 30, 2012	December 31, 2011

Gas plants	$129,255,105	$118,736,531
Pipeline and gathering	57,082,302	52,578,202
Compression	28,267,159	26,749,007
Treating	23,636,494	17,922,525
General	3,931,673	3,766,682
Construction in progress	10,659,512	20,062,049

	252,832,245	239,814,996

Less accumulated depreciation	(22,332,370)	(12,147,977)

Property, plant, and equipment — net	$230,499,875	$227,667,019

4.	INTANGIBLE ASSETS

Intangible assets consist of contracts that are amortized on a straight-line basis over their estimated useful lives of 20 years, which is the period over which the assets are expected to contribute to the Company’s future cash flows. The gross carrying value of intangible assets acquired in November 2010 together with the related amount of accumulated amortization as of September 30, 2012 and December 31, 2011, is as follows:

	Unaudited
	September 30,	December 31,
	2012	2011
Amortized Intangible Assets

Contracts:
Gross carrying amount	$71,870,000	$71,870,000
Accumulated amortization	(6,887,542)	(4,192,417)

Net carrying amount	$64,982,458	$67,677,583

Aggregate Amortization Expense

For the nine months ended:
September 30, 2012		$2,695,125
September 30, 2011		2,894,042

Future Estimated Amortization Expense

For the year ended December 31, 2012		$3,593,500
For the year ended December 31, 2013		3,593,500
For the year ended December 31, 2014		3,593,500
For the year ended December 31, 2015		3,593,500
For the year ended December 31, 2016		3,593,500
Thereafter		49,710,083

5.	MEMBERS’ INTEREST

EnCap and CMM have provided equity commitments to the Company of up to $280,000,000, pursuant to a unit purchase agreement (the “Unit Purchase Agreement”), which defines a limited commitment period. The Unit Purchase Agreement was amended in 2010, extending the commitment period to November 30, 2012.

Class A and Class B member interest holders participate in distributions based upon ownership percentages up to certain specified levels. In addition, contemporaneously with its investment, CMM received Class C member interests which participate in distributions upon reaching certain specified targets. Class C member interests are accounted for as compensatory arrangements. The grant-date fair value of these awards was determined to be immaterial, considering the remote likelihood of actually vesting.

The limited liability company agreement of Cardinal Midstream, LLC provides that no member or any officer, director, manager, or partner of such member, solely by reason of being a member, shall be liable for the debts, obligations, or liabilities of the Company, including under a judgment decree or order of a court.

6.	LONG-TERM DEBT

Credit Facility — On November 5, 2010, the Company entered into a credit agreement with a syndicate of commercial banks that permits the Company’s subsidiaries (other than Centrahoma) to borrow at any time through November 5, 2014, up to $90,000,000 at the London InterBank Offered Rate (LIBOR) or an alternate base rate (ABR), plus an applicable margin which varies depending on the Company’s leverage ratio. The ABR is defined as the greater of the prime rate or the federal funds effective rate plus 0.5 percent. For LIBOR loans, the applicable margin ranges from 2.5 percent to 3.5 percent. For ABR loans, the applicable margin ranges from 1.5 percent to 2.5 percent. As of September 30, 2012, the Company pays either LIBOR plus 3.00 percent or ABR plus 2.00 percent. As of December 31, 2011, the Company paid either LIBOR plus 3.25 percent or ABR plus 2.25 percent. The Company must pay a commitment fee at the end of each calendar quarter equal to 0.50 percent of the unused portion of the commitments.

The commitments provide for $66,500,000 of term loans and $23,500,000 of revolving loans. The Company may issue up to $10,000,000 in letters of credit against the revolving loan commitments. Subject to certain conditions, the Company may elect to increase the revolving commitments to $73,500,000.

Substantially all of the Company’s property is pledged as collateral to secure its borrowings against the credit agreement. Further, the terms of the credit agreement require the Company to maintain its fixed-charge coverage and total leverage ratios at certain levels; limit the amount of unsecured debt that the Company may incur; restrict payments to equity holders; limit the sale of assets, including sale leaseback transactions; and impose other customary restrictions.

The following table sets forth the effective annual interest rate paid by the Company, giving consideration to interest on borrowings, the commitment fees, letter of credit fees, and amortization of loan origination fees:

	Unaudited
	Nine Months Ended September 30,
	2012	2011

Annual percent interest rate	4.26%	4.38%

Obligations in the form of borrowings under the credit agreement as of September 30, 2012 and December 31, 2011 are as follows:

	Unaudited
	September 30, 2012	December 31, 2011

Term loans	$61,512,500	$66,500,000
Revolving loans	12,000,000	6,000,000

Total	73,512,500	72,500,000

Less current portion	(9,143,750)	(6,650,000)

Long-term debt	$64,368,750	$65,850,000

Availability under credit agreement:
Total facility limit	$85,012,500	$90,000,000
Term loans outstanding	(61,512,500)	(66,500,000)
Revolving loans outstanding	(12,000,000)	(6,000,000)
Letters of credit outstanding	(150,000)	(150,000)

Total available [1]	$11,350,000	$17,350,000

[1]	The entire amount available relates to the revolving loan portion of the credit facility.

Debt maturities as of September 30, 2012 through the maturity date of the credit agreement are as follows:

For the Years Ending December 31,	Unaudited

2012	$1,662,500
2013	9,975,000
2014	61,875,000

$73,512,500

Term loan principal payments are due in the amount of $1,662,500 per quarter in 2012, and $2,493,750 per quarter thereafter until the final maturity date of the credit agreement. Revolver loans are established for periods of one to three months. All unpaid principal amounts, whether term loans or revolver loans, are due in full on November 5, 2014.

Capital Lease Obligations — Upon the acquisition of ARMC and the Centrahoma interest, the Company assumed a capital lease obligation related to compression equipment in which the lessor has a purchase money security interest. The Company may exercise an early buyout option at any time through the expiration date of November 20, 2015. An interest rate of 5.85 percent applies to the lease. See Note 9 for additional disclosures related to this lease.

In connection with its field operations, the Company has acquired a fleet of trucks through capital leases, in which the lessor has a purchase money security interest. A $1 bargain purchase effects a transfer of ownership at the end of each four year lease. An interest rate of 6.25 percent applies to the master lease agreement (see Note 9).

7.	CONCENTRATION RISK

The Company’s business profile currently includes concentration risks including concentrations in volume of business transacted with particular customers, suppliers, and equity sponsors; concentrations in revenue from particular products or services; and concentrations in the market or geographic area of operations.

Downstream Sales Concentration — Centrahoma sells all of its NGL product to a single third-party gatherer and purchaser that also provides transportation and fractionation services to convert a blended stream of NGL product into marketable products, including ethane, propane, isobutane, normal butane, and natural gasoline.

Supplier Concentration — The Company performs gathering and processing services for a limited number of gas producers. During the nine months ended September 30, 2012, 36 percent of throughput volume was supplied by MarkWest and 16 percent was supplied by Atoka Midstream. During the nine months ended September 30, 2011, 27 percent of throughput volume was supplied by MarkWest and 14 percent was supplied by Atoka Midstream.

Product Revenue and Geographic Concentration — The Company earned 92 and 88 percent of its revenues from natural gas gathering and processing activities performed in the Arkoma Woodford Shale area of Oklahoma, with the remaining 8 and 12 percent earned by providing treating services in Texas and Louisiana during the nine months ended September 30, 2012 and 2011, respectively.

8.	RELATED-PARTY TRANSACTIONS

The Company is required to pay a 2 percent placement fee for a majority of the capital contributions made by EnCap. During the nine months ended September 30, 2012 and 2011, the Company paid EnCap an aggregate of $0 and $363,102, respectively, as placement fees which have been recorded as a reduction to member interest (see Note 1). As of December 31, 2011, the Company had an account payable to Flatrock Energy Advisors, LLC in the amount of $16,454 related to subscription fees for computer software.

The Company consolidates the results of Centrahoma due to its ownership of a 60 percent controlling financial interest. MarkWest owns the noncontrolling 40 percent interest in Centrahoma. The Company processes gas for MarkWest, remitting the proceeds received from the sale of NGLs, net of processing fees. Accounts payable in the amount of $8,342,703 and $10,893,351 existed related to amounts owed to MarkWest pursuant to the monthly settlement of gas processing activities as of September 30, 2012 and December 31, 2011, respectively. During the nine months ended September 30, 2012 and 2011, the Company earned gas processing fees from MarkWest in the amount of $12,527,236 and $3,638,360, respectively.

On February 29, 2012, the Company sold and assigned a contract to purchase a gas processing plant to an entity commonly controlled by EnCap/Flatrock. The Company received a payment of $8,075,000 from the related party and had made payments to the vendor totaling $6,075,000.

On September 5, 2012, the Company entered into a series of definitive agreements with MarkWest whereby Centrahoma will construct and operate an additional 120 MMcfd cryogenic gas processing plant. Concurrent with this agreement, the Company agreed to pay MarkWest $5,100,000 upon the completion of a gas gathering line that will connect to the Coalgate plant. Further, MarkWest dedicated its gas production in Pittsburg County, Oklahoma, for production at Centrahoma.

The Company subleases a portion of its office space and shares certain office expenses with Centergy Advisors, LLC, which is owned by a relative of a member of management. The sublease and expense sharing is based on the proportionate share of lease expense for the Company and is on a month-to-month basis with a 60-day termination notice. The Company received $7,130 and $5,003 from Centergy Advisors, LLC as sublease income during the nine months ended September 30, 2012 and 2011, respectively. Such amounts have been recorded as a reduction to rent expense.

9.	COMMITMENTS AND CONTINGENCIES

Contractual Commitments — Under operating leases, the Company is committed to make cash payments for compressors through January 2017 and for office space through October 2016. In addition, the Company is committed to make cash payments for compression equipment and vehicles under capital leases. The following table is a schedule of future minimum lease payments for the leases that had initial or remaining noncancelable lease terms in excess of one year as of September 30, 2012.

	Unaudited
For the Year Ending December 31,	Total Operating Leases	Total Capital Leases

2012	$739,878	$92,750
2013	2,963,239	371,002
2014	2,960,061	371,002
2015	2,965,293	476,337
2016	2,927,080	4,633
Thereafter	33,000

Total future minimum lease payments	$12,588,551	1,315,724

Less amount representing interest		(133,152)

Present value of net minimum lease payments		$1,182,572

Less current portion reflected as current liability		$322,578

Long-term capital lease obligation		$859,994

In connection with the startup of its Tupelo gas processing plant in November 2011, the Company entered into operating leases with a single provider for compression equipment. Lease payments for the compressors include fluids and ad valorem taxes. Accordingly, contingent rentals are not expected to be material under these lease agreements. During the nine months ended September 30, 2012 and 2011, total operating lease expense for compressors was $2,169,842 and $102,826, respectively.

Rental expense for the building space, net of subleases and amortization of deferred rent was $125,854 and $129,306 for the nine months ended September 30, 2012 and 2011, respectively. Net rental expense is reported as a portion of general and administrative expense within the unaudited consolidated statements of operations.

The compressors associated with the capital lease are included within property, plant, and equipment on the consolidated balance sheets with a carrying value of $1,205,393 and $1,239,248, net of accumulated amortization as of September 30, 2012 and December 31, 2011, respectively. The leased compressor units are covered by the Company’s property and casualty insurance and are operated by the Company’s employees. Accordingly, there are no contingent rental fees associated with this lease. The lease agreement provides the Company an option to purchase the compressors at a price expected to approximate fair value given the expected economic life of the assets at the inception of the lease.

In 2012 and 2011, the Company procured vehicles under capital leases, which are included within property, plant, and equipment on the unaudited consolidated balance sheets with a carrying value of $429,643 and $518,297, net of accumulated amortization as of September 30, 2012 and December 31, 2011, respectively. A bargain purchase price in the amount of $1 per tranche will be paid at the end of each four-year lease. The Company bears the responsibility for direct payment of all taxes and insurance for these vehicles. Accordingly, there are no contingent fees associated with these leases.

In March 2011, the Company issued a $150,000 letter of credit in lieu of a cash deposit in favor of an electric service provider. The letter of credit is expected to remain outstanding indefinitely.

In April 2012, the Company entered into a purchase agreement for a 120 MMcfd cryogenic plant. This contract was contributed to Centrahoma on September 4, 2012. The firm price of the equipment ordered is $14,500,000 and the expected delivery date is July 2013.

Legal Proceedings — The Company is not involved in any lawsuits or administrative proceedings.

10.	INCOME TAXES

The following table sets forth the components of federal and state income tax expense (benefit) of the taxable subsidiary:

	Unaudited
	For the Nine Months Ended September 30,
	2012	2011

Current expense:
Federal	$—	$(284,914)
State		(23,607)

Total current expense	—	(308,521)

Deferred (expense) benefit:
Federal	184,204	(642,571)
State	15,263	(53,242)

Total deferred (expense) benefit	199,467	(695,813)

Total income tax (expense) benefit	$199,467	$(1,004,334)

The components of net deferred tax liabilities as of September 30, 2012 and December 31, 2011 consist of the following:

	September 30, 2012	December 31, 2011

Deferred tax assets — net operating loss tax carryforwards	$9,681,380	$8,399,972
Deferred tax liabilities — excess of tax over book depreciation	41,911,518	40,829,577

Net deferred tax liabilities	$32,230,138	$32,429,605

All of the net operating loss carryforwards will expire between 2028 and 2032.

The increase in the net operating loss during the nine months ended September 30, 2012 was generated by a C-corporation subsidiary which operated at a loss.

The Company’s U.S. federal income tax returns for the years 2008 through 2011 remain open for examination. State income tax returns are generally subject to examination for a period of three to five years after filing the respective returns. Penalties and interest are included in tax expense.

11.	OTHER INCOME

Other income is as follows:

	Unaudited
	Nine Months Ended
	September 30,
	2012	2011

Gain on sale of contract	$1,993,468	$—
Interest income	17,901	9,591

Total nonoperating income	$2,011,369	$9,591

On February 29, 2012, the Company sold and assigned a contract under which it had committed to purchase a gas processing plant to an entity commonly controlled by EnCap/Flatrock. The Company received a payment of $8,075,000 from the buyer and had made payments to the vendor totaling $6,075,000.

12.	SUBSEQUENT EVENTS

On December 20, 2012, the Company sold substantially all of its assets to Atlas Pipeline Mid-Continent Holdings, LLC for $600,000,000. Concurrently, the Company repaid all of its outstanding debt and terminated its credit agreement.

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